EXHIBIT 99.1

February 5, 2026

TO:	All Stockholders (Addressed Individually)

SUBJECT:	Report from the President

Recognizing Our Value

On January 14, the Urban Institute released the second study in its three-part series on the Federal Home Loan Bank System, The Value of the FHLBank System to Promote Housing and Community Development Lending, with this latest piece focused on how our liquidity drives increased lending activity across the country.

In its report, Urban found that, in studying the period between 2002 and 2024, FHLBank advances contributed to more than a $1.8 trillion increase in combined lending by bank and credit union members – and that a $100 increase in advances led to $38 more in total lending for banks and $27 more for credit unions (figures that increase to $48 and $36, respectively, post-2008).  Urban also found the following:

•	Total annual lending increased by more than $75 billion ($97 billion post-2008) for member banks and $3 billion ($5 billion post-2008) for member credit unions.

•	FHLBanks advances drove more than $850 billion in additional residential real estate lending by member banks and credit unions during the study period.

•	FHLBank advances led to increased mortgage originations, especially for small member banks where each $100 increase in advances relative to assets was associated with a $51 increase in originations post-2008.

•	As advances increase, members increase their MBS holdings and warehouse lending, two crucial funding channels for the mortgage market.

•	FHLBank advances lead to increased lending for small businesses, farms and community development activities.

The Urban study quantifies what our team, our Board and our members know to be true: that by executing on our foundational liquidity mission, the FHLBanks expand access to credit for housing, small businesses, farms and communities nationwide.  Our role as the local lender’s local lender drives economic growth and financial stability, to the benefit of the entire country.

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The Member Voice

The first two Urban Institute studies – along with last month’s Government Accountability Office report, Federal Home Loan Banks: Role During Financial Stress and Members’ Borrowing Trends and Outcomes – provide significant third-party support for the FHLBanks and our mission.  But we have long held that the most compelling voice is that of the member, the institution that puts our funding to work in support of the communities we all serve, that understands our value and broadens our reach.

That is why the remarks from Ponce Bank’s CEO, Carlos Naudon, and CFO, Sergio Vaccaro, in the January 6 Next City piece, Wholesale Banks: An Idea Whose Time Has Come Again?, are so valuable to the ongoing conversation on the FHLBanks.  The article makes the importance of our partnership with our members crystal clear, stating:

By borrowing from its regional Federal Home Loan Bank of New York, Ponce can continue meeting its community’s credit needs while the bank’s deposit base — largely middle-aged blue-collar workers and a growing number of recently-immigrated lower-skilled laborers — catches up over time.

Later in the piece, Mr. Vaccaro drives this point home further:

As a backup during growth periods like Ponce has been through these past five years, nothing can replace the convenience and reliability of Federal Home Loan Bank borrowing.

It’s not unlimited: Each lender can only borrow an amount up to 30% of its total assets from its Federal Home Loan Bank. But since the cap is a percentage, it means the dollar amount available goes up as the bank grows. It’s enough to give Vaccaro peace of mind that the Federal Home Loan Bank of New York is always on standby to provide exactly what Ponce might need, from an overnight advance all the way up to a 30-year advance.

“I know exactly what I have to pay, and I know exactly what the tenor is, and I know that I have access to it,” Vaccaro says. “With [the Federal Home Loan Bank of New York], I can borrow $270, $280 million tomorrow if I want to…It’s absolutely critical, and it will continue to be critical. If they go away tomorrow, I have no other way. How do I replace $521 million of borrowing?”

Last year, the FHLBNY was proud and grateful to be included in Ponce’s announcement on its Outstanding CRA rating, Ponce Bank Achieves Outstanding CRA Rating with Support from Federal Home Loan Bank of New York, which highlighted the various FHLBNY products and programs Ponce has accessed to support the rating, including the access to our liquidity that supports its lending activities.

In that announcement, Mr. Naudon stated: “Thanks to FHLBNY’s resources, we’ve been able to enhance our efforts to provide affordable housing solutions, financial education, and essential community development support to those who need it most.”  As the most recent Urban study reflects, this is a statement that members across our District and across the country can make about their own relationship with their FHLBank.  As we continue to focus on strengthening the FHLBNY and the FHLBank System in the year ahead, these independent validators and the member voice will be critical to the conversation.

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Welcoming New FHLBNY Board Leadership and a New Director

Our Board of Directors – and the boards of all the FHLBanks – are key voices in this conversation.  Later this month, our Board will hold its first meetings of 2026, with new leadership at the helm.  Last year, Christopher P. Martin, Executive Chairman of Provident Bank, and Stephen S. Romaine, Chairman and CEO of Tompkins Community Bank, were elected by their peers to serve as Chair and Vice Chair of our Board.  Additionally, last year our New Jersey members elected David Hanrahan, president and CEO of Century Savings Bank, to represent them as a New Jersey Member Director starting this year.

Our team is excited for the contributions Chair Martin and Vice Chair Romaine will make in their new roles, the insights Director Hanrahan will bring, and the guidance we will receive from the entire Board as we work together to further strengthen our cooperative.

Empowering Local Partners

On January 27, our Community Investment team joined with Enterprise Community Partners, Inc. to host a workshop with housing leaders from across the U.S. Virgin Islands to discuss the local housing environment and learn more about our housing and community development offerings.  The impact we make through our grant programs is always made in partnership with our members and local housing partners, and the workshops and training sessions we offer not only provide these stakeholders with a better understanding of our offerings, but also provide our team with valuable insights into the housing needs of the communities we serve – insights that help us better position our cooperative to make a tangible and lasting difference.

The U.S. Virgin Islands workshop included training on our Affordable Housing Program (AHP), one of two such sessions we held in the final week of January, with the second on January 29 in San Juan, Puerto Rico.  These sessions were offered ahead of the launch of our 2026 AHP and Homebuyer Dream Program® (HDP®) rounds, which open at 8:30 a.m. ET on Monday, February 9 with nearly $94 million in grant funds.  Last year, we made record contributions through both the AHP and HDP as part of more than $150 million we made available to support affordable housing and community development initiatives, and we look forward to continuing that momentum in the year ahead.

Growing Our Membership

We also look forward to welcoming new members that will help expand the reach of our funding and grant programs in Puerto Rico.  On January 27, the Public Corporation for the Supervision and Insurance of Cooperatives of Puerto Rico (COSSEC) announced that cooperativas will be able to apply to join the FHLBNY, subject to our established membership criteria.

The FHLBNY’s criteria for cooperativa membership will consider, among other elements, each institution’s financial soundness, operational capacity, effective internal controls, compliance with applicable laws and regulations, and risk exposure.  In turn, COSSEC will provide technical and regulatory guidance to the cooperativa sector to facilitate understanding of these requirements and promote an orderly, responsible process aligned with the public interest and the stability of the cooperativa system.

It is our belief that providing cooperativas with access to our products and programs in a safe and sound manner will serve to benefit households, businesses and communities across Puerto Rico, building on the impact we make through our current Puerto Rico and U.S. Virgin Islands-based members.

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Sincerely,

Randolph C. Snook

President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms.  The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized.  These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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